   As filed with the Securities and Exchange Commission on October 7, 1996
                                               Registration No. 333-
                                                                    ------------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                            STRAYER EDUCATION, INC.
           (Exact name of Registrant as specified in its charter)

            MARYLAND                                                                                        52-1975978
(State or other jurisdiction of                      1025 FIFTEENTH STREET, N.W.                        (I.R.S. Employer
 incorporation or organization)                        WASHINGTON, D.C.  20005                        Identification Number)
                                         (Address of principal executive offices) (Zip code)

                STRAYER COLLEGE INC. 401(k) PROFIT SHARING PLAN
                            (Full title of the plan)

                                 RON K. BAILEY
                                   PRESIDENT
                            STRAYER EDUCATION, INC.
                          1025 FIFTEENTH STREET, N.W.
                            WASHINGTON, D.C.  20005
                    (Name and address of agent for service)

                                 (202) 408-2400
         (Telephone number, including area code, of agent for service)

         -------------------------------------------------------------
                                WITH A COPY TO:
                              WALTER G. LOHR, JR.
                             HOGAN & HARTSON L.L.P.
                            111 SOUTH CALVERT STREET
                           BALTIMORE, MARYLAND  21202
                                 (410) 659-2700

         -------------------------------------------------------------
                       CALCULATION OF REGISTRATION FEE

===========================================================================================================================
    Title of securities          Amount to be       Proposed maximum         Proposed maximum              Amount of
     to be registered            registered         offering price per       aggregate offering price      registration
                                                    share                                                  fee
--------------------------------------------------------------------------------------------------------------------------
            (1)                       (1)                     (1)                        $100                  $100
===========================================================================================================================



(1) Pursuant to Rule 416(c), this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Strayer College, Inc. 401(k) Profit Sharing Plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                 Documents containing the information required to be provided in this Part I will be separately sent or given to employees participating in the Strayer College Inc. 401(k) Profit Sharing Plan (the "Plan"), as contemplated by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 Strayer Education, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents:

                 (a) The Registrant's prospectus filed with the Commission on July 26, 1996 pursuant to Rule 424(b), which prospectus contains audited financial information for the year ended December 31, 1995;

                 (b) The Registrant's Form 10-Q for the quarter ended June 30, 1996 filed with the Commission on September 4, 1996; and

                 (c) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 28, 1996.

                 In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of hereof from the date of the filing of such documents.

                 Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

                 To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

ITEM 4.          DESCRIPTION OF SECURITIES.

                 A description of the Company's common stock, par value $ .01 per share, is incorporated by reference under Item 3.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 The Company's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter and By-Laws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

                 The Charter and By-Laws of the Company provide that the Company will indemnify its directors and officers and may indemnify employees or agents of the Company to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. In addition, the Company's Charter provides that its directors and officers will not be liable to stockholders for money damages, except in limited instances. However, nothing in the Charter and By-Laws of the Company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

                 The Company has in effect a policy of liability insurance covering its directors and officers.

                      *        *       *        *       *

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a trustee, officer or controlling person of the Registrant of the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number                                     Description
------                                     -----------
4.1                     Articles of Incorporation (incorporated by reference to Exhibit 3.01, Registration Statement on Form S-1,
                        Reg. No. 333-3967, filed with the Commission on May 17, 1996)

4.2                     Amended and Restated By-laws (incorporated by reference to Exhibit 3.02, Amendment No. 3 to the
                        Registration Statement on Form S-1, Reg. No. 333-3967, filed with the Commission on July 16, 1996)

4.3                     Specimen Stock Certificate (incorporated by reference to Exhibit 4.01, Amendment No. 3 to the Registration
                        Statement on Form S-1, Reg. No. 333-3967, filed with the Commission on July 16, 1996)

4.4                     401(k) Profit Sharing Plan for the Employees of Strayer College, Inc.

23.1                    Consent of Coopers & Lybrand L.L.P.

24                      Power of Attorney

                 The Registrant undertakes to submit the Plan and the amendments thereto to the IRS in a timely manner and agrees to make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                 Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undertaking concerning indemnification is set forth under the response to Item 6.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on October 3, 1996.


                              Strayer Education, Inc.



                              By: /s/ RON K. BAILEY
                                  ----------------------------------------------
                                  Ron K. Bailey
                                  President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                    TITLE                                 DATE
---------                                    -----                                 ----
  /s/ RON K. BAILEY                     President and                            October 3, 1996
----------------------------------      Chief Executive Officer
     Ron K. Bailey                      (Principal Executive
                                        Officer)




  /s/ HARRY T. WILKINS                  Chief Financial Officer                  October 3, 1996
----------------------------------      (Principal Financial Officer
    Harry T. Wilkins                    and Principal Accounting Officer)


Board of Directors:

Ron K. Bailey, Stanley G. Elmore, Todd A. Milano, Jennie D. Seaton, Roland Carey, Donald T. Benson, G. Thomas Waite, III, Donald Stoddard and Charlotte Beason



By:  /s/ HARRY T. WILKINS                                                        October 3, 1996
   -------------------------------
     Harry T. Wilkins, as
     Attorney-in-Fact

                 Pursuant to the requirements of the Securities Act of 1933, the trustees of the Strayer College, Inc. 401(k) Profit Sharing Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia on October 3, 1996.


                                  STRAYER COLLEGE, INC.
                                  401(k) PROFIT SHARING PLAN





                                  By:  /s/ RON K. BAILEY
                                     ------------------------------------
                                     Name:  Ron K. Bailey
                                     Title:  Trustee


                                  By:  /s/ HARRY T. WILKINS
                                     ------------------------------------
                                     Name:  Harry T. Wilkins
                                     Title:  Trustee


                                  By:  /s/ MARLA BOULTER
                                     ------------------------------------
                                     Name:  Marla Boulter
                                     Title:  Trustee

                                  By:  /s/ ROBERT E. FARMER
                                     ------------------------------------
                                     Name:  Robert E. Farmer
                                     Title:  Trustee

                                  By:  /s/ PIROJ PIROOLNURUK
                                     ------------------------------------
                                     Name:  Piroj Piroolnuruk
                                     Title:  Trustee

                                 EXHIBIT INDEX

Exhibit
Number                                     Description
------                                     -----------
4.1                     Articles of Incorporation (incorporated by reference to Exhibit 3.01, Registration Statement on Form S-1,
                        Reg. No. 333-3967, filed with the Commission on May 17, 1996)

4.2                     Amended and Restated By-laws (incorporated by reference to Exhibit 3.02, Amendment No. 3 to the
                        Registration Statement on Form S-1, Reg. No. 333-3967, filed with the Commission on July 16, 1996)

4.3                     Specimen Stock Certificate (incorporated by reference to Exhibit 4.01, Amendment No. 3 to the Registration
                        Statement on Form S-1, Reg. No. 333-3967, filed with the Commission on July 16, 1996)

4.4                     401(k) Profit Sharing Plan for the Employees of Strayer College, Inc.

23.1                    Consent of Coopers & Lybrand L.L.P.

24                      Power of Attorney





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